Exhibit 10.3

FOURTH AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 4, 2008 (this “Amendment”), is by and among ALLIANCE ONE INTERNATIONAL, INC., a Virginia corporation (the “Company”), INTABEX NETHERLANDS B.V., a company formed under the laws of The Netherlands and a Subsidiary of the Company (the “Dutch Borrower”; together with the Company, collectively the “Borrowers,” and individually, a “Borrower”), each of the Domestic Subsidiaries of the Borrower from time to time party hereto (the “Domestic Guarantors”), ALLIANCE ONE INTERNATIONAL AG, a Swiss corporation (“Alliance AG”; together with the Company and the Domestic Guarantors, collectively the “Guarantors” and individually, a “Guarantor”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Credit Agreement dated as of March 30, 2007 (as previously amended or modified and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement) among the Borrowers, the Guarantors, the lenders and other financial institutions from time to time party thereto (the “Lenders”), and the Administrative Agent, the Lenders have extended commitments to make certain credit facilities available to the Borrower;

WHEREAS, the Credit Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement subject to the terms and conditions set forth herein

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

AMENDMENTS

1.1

Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order in Section 1.1:

“Permitted Allowance” shall mean, an allowance offsetting long-term advances to tobacco farmers guaranteed by Foreign Subsidiaries that were brought onto the balance sheet on March 31, 2008 or from time to time thereafter excluding any adjustments for foreign currency changes.

1.2

Amendment to Definition of Committed Inventories.  The definition of Committed Inventories in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Committed Inventories” shall mean tobacco inventories for which the Company or any of its Subsidiaries has received a Confirmed Order, which such inventories have been reflected on the books and records of the Company or any of its Subsidiaries as committed inventories in accordance with GAAP.

1.3

Amendment to Definition of Confirmed Order.  The definition of Confirmed Order in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Confirmed Order” shall mean an order or other indication of interest, in accordance with industry standards, by a customer not an Affiliate of the Company or any of its Subsidiaries which has been accepted in the ordinary course of business by representatives of the Company or any of its Subsidiaries.

1.4

Amendment to Definition of Consolidated EBIT.  The definition of Consolidated EBIT in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated EBIT” shall mean, as of the last day of any fiscal quarter of the Company for the Calculation Period ending on such date, the sum (without duplication) of (a) Consolidated Net Income plus (b) to the extent included in the determination of such Consolidated Net Income, (i) Consolidated Income Tax Expense plus (ii) Consolidated Interest Expense minus (iii) any extraordinary items of gain minus (iv) any items of gain attributable to Financial Accounting Standards Board Statements No. 121, 123R, 133 (solely with respect to any interest rate swap, cap or collar agreement), 142 and 144) plus (v) any items of loss attributable to Financial Accounting Standards Board Statements No. 121, 123R, 133 (solely with respect to any interest rate swap, cap or collar agreement), 142 and 144) plus (vi) costs and expenses incurred in connection with exit and disposal activities associated with discontinued foreign operations in an amount not to exceed $15,000,000 in the aggregate, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP plus (vii) the Permitted Allowance in an aggregate amount not to exceed $55,000,000 in the aggregate; provided that $37,500,000 of such Permitted Allowance shall be allocated to the fiscal quarter ended March 31, 2008 minus (viii) write-ups of the Permitted Allowance minus (ix) write downs of the Permitted Allowance.

1.5

Amendment to Definition of Uncommitted Inventories.  The definition of Uncommitted Inventories in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Uncommitted Inventories” shall mean tobacco inventories for which the Company or any of its Subsidiaries has not received a Confirmed Order, which such inventories are reflected on the books and records of the Company or any of its Subsidiaries as uncommitted inventories in accordance with GAAP.

1.6

Amendment to Section 6.1(l).  Section 6.1(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(l) additional Indebtedness that in the aggregate does not exceed, (i) for the Company and its Domestic Subsidiaries, $30,000,000 and (ii) for Foreign Subsidiaries, (A) the sum of $685,000,000 for the period from April 1, 2008 through and including June 30, 2008, (B) the sum of $840,000,000 for the period from July 1, 2008 through and including December 31, 2008, (C) the sum of $675,000,000 for the period from January 1, 2009 through and including March 30, 2009 and (D) as of March 31, 2009 and at all times thereafter, the sum of $600,000,000; provided that, after giving effect on a Pro Forma Basis to the incurrence or assumption of any such Indebtedness and to the concurrent retirement of any other Indebtedness of the Credit Parties or any of their Subsidiaries, no Default or Event of Default shall exist.

1.7

Amendment to Section 6.2(m).  Section 6.2(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(m) any Lien on the assets of a Foreign Subsidiary securing foreign lines of credit of the Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $275,000,000; provided that the aggregate principal amount of foreign lines of credit of the Dutch Borrower and Alliance AG subject to a Lien contemplated by this Section 6.2(m) shall not exceed $20,000,000 in the aggregate and shall only consist of Liens incurred by the Dutch Borrower and Alliance AG through the merger of a Foreign Subsidiary with, or the sale, lease or other transfer of all or any substantial part of the assets of a Foreign Subsidiary to, the Dutch Borrower or Alliance AG;

1.8

Amendment to Section 6.14.  Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The Credit Parties shall not permit the Uncommitted Inventories to exceed (a) $225,000,000 in the aggregate for the fiscal quarters ended March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 and (b) $150,000,000 in the aggregate at the end of each fiscal quarter thereafter.

SECTION 2

CONDITIONS TO EFFECTIVENESS

2.1

Closing Conditions. This Amendment shall be deemed effective as of March 31, 2008 (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)

Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.

(b)

Executed Consents.  The Administrative Agent shall have received executed consents, in substantially the form of Exhibit A attached hereto, from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf.  The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c)

Fees and Expenses.  The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

(d)

Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties.  Each of the Credit Parties represents and warrants as follows:

(a)

It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)

This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)

No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)

The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)

After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)

The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)

Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

SECTION 4

MISCELLANEOUS

4.1

Counterparts/Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

4.2

Instrument Pursuant to Credit Agreement.  This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

4.3

Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

4.4

Amended Terms.  The term “Credit Agreement” as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement and the other Credit Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

4.5

Survival.  Except as expressly modified and amended in this Amendment, all of the terms and provisions and conditions of each of the Credit Documents shall remain unchanged.

4.6

Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees, expenses and retainer amounts of the Administrative Agent’s legal counsel and financial consultants.

4.7

Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.8

Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

4.9

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.10

General Release.  In consideration of the Lenders entering into this Amendment, each Credit Party hereby releases the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such person’s gross negligence or willful misconduct.

4.11

Waiver of Jurisdiction; Service of Process; Waiver of Jury Trial; Arbitration.  The jurisdiction, service of process, waiver of jury trial and arbitration provisions set forth in Sections 9.12, 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Balance of Page Intentionally Left Blank].

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

ALLIANCE ONE INTERNATIONAL, INC.

By:

/s/  Robert A. Sheets

Name:

Robert A. Sheets

Title:

Executive Vice President –

Chief Financial Officer

By:

/s/  Joel Thomas

Name:

Joel Thomas

Title:

Vice President and

Treasurer

DUTCH BORROWER:

INTABEX NETHERLANDS B.V.

By:

/s/  Joel Thomas

Name:

Joel Thomas

Title:

Attorney-in-fact

By:

/s/  B. Lynne Finney

Name:

B. Lynne Finney

Title:

Attorney-in-fact

DOMESTIC GUARANTORS:

[NONE]

FOREIGN GUARANTORS:

ALLIANCE ONE INTERNATIONAL AG

By:

/s/  Joel Thomas

Name:

Joel Thomas

Title:

Authorized Signor

By:

/s/  B. Lynne Finney

Name:

B. Lynne Finney

Title:

Authorized Signor

ALLIANCE ONE INTERNATIONAL, INC.

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent and as a Lender

By:

/s/  Beth Rue

Name:

Beth Rue

Title:

Vice President